UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 1, 2017

Commission File Number 333-146627

BARON ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	26-0582528
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

300 S. C.M. Allen Parkway
Suite 400
                        San Marcos, TX  78666
(Address of principal executive offices) (Zip Code)

                           (512) 392-5775
Registrant's telephone number, including area code

_____________________________________
Securities registered pursuant to Section 12(b) of the Act: None
Securities registered pursuant to Section 12(g) of the Act: None
_____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant's Certifying Accountant.

MaloneBailey, LLP ("MaloneBailey") was previously the Company's independent registered public accounting firm.  On June 1, 2017, MaloneBailey resigned as the Company's independent registered public accounting firm, effective immediately.

The Company initially engaged Malone Bailey on October 24, 2014 as its independent accounting firm to conduct the audits of its financial statement for the fiscal years ended July 31, 2012, July 31, 2013, July 31, 2014, July 31, 2015 and July 31, 2016, and interim reviews of its financial statements for each of the first three quarters of the fiscal years ended July 31, 2012, 2013, 2014, 2015 and 2016.  MaloneBailey has not issued an opinion with respect to any of the fiscal years referenced herein nor has it completed audit procedures or reviews of any of the periods referenced herein.

From October 24, 2014, the date that MaloneBailey was engaged by the Company, to the fiscal year ended July 31, 2016 and during the subsequent interim periods through April 30, 2017, the Company had no disagreements with MaloneBailey on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Malone Bailey, would have caused it to make reference to the subject matter of the disagreements in its reports for such periods; and there were no "reportable" events as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided MaloneBailey with a copy of this Form 8-K and requested that MaloneBailey furnish the Company with a letter addressed to the SEC stating whether or not MaloneBailey agrees with the statements made by the Company in this Form 8-K.  A copy of MaloneBailey's response letter dated July 14, 2017, is attached as Exhibit 16.2 to this Form 8-K.

Item 9.01       Financial Statements and Exhibits

Exhibit No.	Description

16.2	Letter from MaloneBailey, LLP to the Securities and Exchange Commission dated July 14, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARON ENERGY, INC.

Date: July 20, 2017	By: s/Ronnie L. Steinocher
Name: Ronnie L. Steinocher
Title: President and Chief Executive Officer